                                                                    Exhibit 4(b)

================================================================================

                                 [ISSUER TRUST]

                                 TRUST AGREEMENT



                                     between



                          CEF EQUIPMENT HOLDING, L.L.C.



                                       and



                                 [TRUSTEE NAME],
                                   as Trustee




                       Dated as of [___________], 200[__]


================================================================================

                                    ARTICLE I
                                   Definitions

SECTION 1.1.      Definitions .............................................    1

SECTION 1.2.      Other Definitional Provisions ...........................    1

                                   ARTICLE II
                                  Organization

SECTION 2.1.      Name ....................................................    2

SECTION 2.2.      Office ..................................................    2

SECTION 2.3.      Purposes and Powers .....................................    2

SECTION 2.4.      Appointment of Trustee ..................................    3

SECTION 2.5.      Initial Capital Contribution of Trust Estate ............    3

SECTION 2.6.      Declaration of Trust ....................................    3

SECTION 2.7.      Liability of the Certificateholders .....................    4

SECTION 2.8.      Title to Trust Property .................................    4

SECTION 2.9.      Situs of Trust ..........................................    4

SECTION 2.10.     Representations and Warranties of CEF Holding ...........    4

SECTION 2.11.     Federal Income Tax Allocations; Tax Treatment ...........    5

                                   ARTICLE III
                     Certificates and Transfer of Interests

SECTION 3.1.      Initial Ownership .......................................    6

SECTION 3.2.      The Certificates ........................................    6

SECTION 3.3.      Authentication of Certificates ..........................    6

SECTION 3.4.      Registration of Transfer and Exchange of Certificates ...    7

SECTION 3.5.      Mutilated, Destroyed, Lost or Stolen Certificates .......    8

SECTION 3.6.      Persons Deemed Certificateholders .......................    9

SECTION 3.7.      Access to List of Certificateholders' Names and
                  Addresses ...............................................    9

SECTION 3.8.      Maintenance of Office or Agency .........................   10

SECTION 3.9.      Appointment of Paying Agent .............................   10

                                   ARTICLE IV
                               Actions by Trustee

SECTION 4.1.      Prior Notice to Certificateholders with Respect to
                  Certain Matters .........................................   11

SECTION 4.2.      Action by Certificateholders with Respect to
                  Certain Matters .........................................   11

SECTION 4.3.      Action by Certificateholders with Respect to
                  Bankruptcy ..............................................   12

SECTION 4.4.      Restrictions on Certificateholders' Power ...............   12

SECTION 4.5.      Majority Control ........................................   12

                                    ARTICLE V
                   Application of Trust Funds; Certain Duties

SECTION 5.1.      Establishment of Trust Account ..........................   12

SECTION 5.2.      Applications of Trust Funds .............................   13

SECTION 5.3.      Method of Payment .......................................   13

SECTION 5.4.      No Segregation of Moneys; No Interest ...................   13

SECTION 5.5.      Accounting and Reports to the Noteholders,
                  Certificateholders, the Internal Revenue
                  Service and Others ......................................   14

SECTION 5.6.      Signature on Returns; Tax Matters Partner ...............   14

                                   ARTICLE VI
                         Authority and Duties of Trustee

SECTION 6.1.      General Authority .......................................   15

SECTION 6.2.      General Duties ..........................................   15

SECTION 6.3.      Action upon Instruction .................................   15

SECTION 6.4.      No Duties Except as Specified in this Agreement
                  or in Instructions ......................................   16

SECTION 6.5.      No Action Except Under Specified Documents or
                  Instructions ............................................   17

SECTION 6.6.      Restrictions ............................................   17

                                   ARTICLE VII
                             Concerning the Trustee

SECTION 7.1.      Acceptance of Trusts and Duties .........................   17

SECTION 7.2.      Furnishing of Documents .................................   19

SECTION 7.3.      Representations and Warranties ..........................   19

SECTION 7.4.      Reliance; Advice of Counsel .............................   20

SECTION 7.5.      Not Acting in Individual Capacity .......................   20

SECTION 7.6.      Trustee Not Liable for Certificates or Receivables ......   20

SECTION 7.7.      Trustee May Not Own Notes ...............................   21

                                  ARTICLE VIII
                             Compensation of Trustee

SECTION 8.1.      Trustee's Fees and Expenses .............................   21

SECTION 8.2.      Indemnification .........................................   22

SECTION 8.3.      Payments to the Trustee .................................   22

                                   ARTICLE IX
                         Termination of Trust Agreement

SECTION 9.1.      Termination of Trust Agreement ..........................   22

                                    ARTICLE X
                   Successor Trustees and Additional Trustees

SECTION 10.1.     Eligibility Requirements for Trustee ....................   24

SECTION 10.2.     Resignation or Removal of Trustee .......................   24

SECTION 10.3.     Successor Trustee .......................................   25

SECTION 10.4.     Merger or Consolidation of Trustee ......................   25

SECTION 10.5.     Appointment of Co-Trustee or Separate Trustee ...........   26

                                   ARTICLE XI
                                  Miscellaneous

SECTION 11.1.     Supplements and Amendments ..............................   27

SECTION 11.2.     No Legal Title to Trust Estate in Certificateholders ....   28

SECTION 11.3.     Limitations on Rights of Others .........................   29

SECTION 11.4.     Notices .................................................   29

SECTION 11.5.     Severability ............................................   29

SECTION 11.6.     Separate Counterparts ...................................   29

SECTION 11.7.     Successors and Assigns ..................................   30

SECTION 11.8.     Covenants of CEF Holding ................................   30

SECTION 11.9.     No Petition .............................................   30

SECTION 11.10.    No Recourse .............................................   30

SECTION 11.11.    Headings ................................................   31

SECTION 11.12.    Governing Law ...........................................   31

SECTION 11.13.    Administrator ...........................................   31

EXHIBITS
EXHIBIT A
Form of Certificate
EXHIBIT B
Form of Certificate of Trust

      TRUST AGREEMENT (as amended or supplemented from time to time, this "Agreement") dated as of [_____________], 200[__] between CEF EQUIPMENT HOLDING, L.L.C. ("CEF Holding"), a Delaware limited liability company, and [TRUSTEE NAME], a [_____________], as Trustee.

                                    ARTICLE I
                                   DEFINITIONS


      SECTION 1.1. Definitions. Capitalized terms used herein and not otherwise defined herein are defined in Annex A to the Servicing Agreement, dated as of the date hereof, between the Trust and General Electric Capital Corporation.

      "Administration Agreement" means the Administration Agreement, dated as of [__________________], between the Administrator and the Trust.

      "Certificate Distribution Account" means the Eligible Deposit Account established and maintained in the name of the Trust under Section 2.12 of the Servicing Agreement.

      "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of this Agreement.

      "Grant" means to create and grant a Lien pursuant to the Indenture, and other forms of the verb "to Grant" shall have correlative meanings.

      "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4 of the Indenture.

      "Noteholder" means the person in whose name a Note is registered on the Note Register.

      "Outstanding" means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement except:

            (i) Certificates theretofore canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

            (ii) Certificates or portions thereof the payment for which funds in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent in trust for the Certificateholders (provided, however, that if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement); and

            (iii) Certificates in exchange for or in lieu of other Certificates that have been authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; provided, that in determining whether the Certificateholders of the requisite Outstanding Certificate Invested Amount of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Related Document, Certificates owned by the Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer or any Affiliate thereof.

      "Outstanding Certificate Invested Amount" means the aggregate Certificate Invested Amount of all Certificates Outstanding at the date of determination.

      "Paying Agent" means with respect to the Certificates, initially the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Article X and is authorized by the Trustee to make the distributions from the Certificate Distribution Account, including distributions on the invested amount on the Certificates on behalf of the Trust.

      "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Secretary or Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Trust Accounts" has the meaning assigned thereto in Section 8.2(a) of the Indenture.

      "Trust Estate" means (a) with respect to the Indenture, all the money, instruments, rights and other property that are subject or intended to be subject to the Lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof, and (b) with respect to this Agreement, all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Purchase and Sale Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Trustee and the Trust pursuant to the Purchase and Sale Agreement and the Administration Agreement.

      "Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

      SECTION 1.2. Other Interpretive Matters. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the [GE Capital] fiscal calendar; (b) unless defined in this Agreement or the context otherwise requires, capitalized terms used in this Agreement which are defined in the UCC shall have the meaning given such term in the UCC; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term "including" means "including without limitation"; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms;
(i) references to any Person include that Person's successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                   ARTICLE II
                                  ORGANIZATION


      SECTION 2.1. Name. The Trust created hereby shall be known as "[Issuer Trust]", in which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

      SECTION 2.2. Office. The office of the Trust shall be in care of the Trustee at the Corporate Trust Office or at such other address in Delaware as the Trustee may designate by written notice to the Certificateholders and CEF Holding.

      SECTION 2.3. Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority to, engage in the following activities:

            (a) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to issue the Notes and the Certificates in one or more transactions;

            (b) with the proceeds of the issuance of the Notes and the Certificates, to purchase the Receivables pursuant to the Purchase and Sale Agreement;

            (c) to Grant the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders any portion of the Trust Estate released from the Lien of the Indenture;

            (d) to enter into and perform its obligations under the Related Documents to which it is to be a party;

            (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

            (f) subject to compliance with the Related Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders and payments to the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by this Agreement or the Related Documents.

      SECTION 2.4. Appointment of Trustee. CEF Holding hereby appoints the Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

      SECTION 2.5. Initial Capital Contribution of Trust Estate. CEF Holding hereby contributes to the Trustee, as of the date hereof, the sum of $1.00. The Trustee hereby acknowledges receipt in trust from CEF Holding, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. CEF Holding shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee. CEF Holding may also take steps necessary, including the execution and filing of any necessary filings, to ensure that the Trust is in compliance with any applicable state securities law.

      SECTION 2.6. Declaration of Trust. The Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Related Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, until the Certificates are held by more than one Person, the Trust be disregarded as an entity separate from CEF Holding and the Notes be treated as debt of CEF Holding. At such time that the Certificates are held by more than one person, it is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, until the Certificates are held by more than one Person, the Trust will not file or cause to be filed annual or other returns, reports and other forms consistent with the characterization of the Trust as an entity separate from its Owner. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Trust Statute with respect to accomplishing the purposes of the Trust.

      SECTION 2.7. Liability of the Certificateholders. No Certificateholder shall have any personal liability for any liability or obligation of the Trust.

      SECTION 2.8. Title to Trust Property. Subject to the Lien granted in the Indenture, legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

      SECTION 2.9. Situs of Trust. The Trust will be located and administered in the State of [_________]. All bank accounts maintained by the Trustee on behalf of the Trust shall be located in the State of Delaware or the State of [_________]. The Trust shall not have any employees in any state other than [_________]; provided, however, that nothing herein shall restrict or prohibit the Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or [_________], and payments will be made by the Trust only from Delaware or [_________].

      SECTION 2.10. Representations and Warranties of CEF Holding. CEF Holding hereby represents and warrants to the Trustee that:

            (a) CEF Holding is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

            (b) CEF Holding is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

            (c) CEF Holding has the power and authority to execute and deliver this Agreement and to carry out its terms; CEF Holding has full power and authority to sell and assign the property to be sold and assigned to the Trust and CEF Holding has duly authorized such sale and assignment to the Trust by all necessary corporate or other action; and the execution, delivery and performance of this Agreement have been duly authorized by CEF Holding by all necessary corporate or other action.

            (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of CEF Holding, or any indenture, agreement or other instrument to which CEF Holding is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Related Documents); or violate any law or, to the best of CEF Holding's knowledge, any order, rule or regulation applicable to CEF Holding of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CEF Holding or its properties.

            (e) CEF Holding has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of CEF Holding, enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      SECTION 2.11. Federal Income Tax Allocations; Tax Treatment. If Certificates are held by more than one Person, distributions of Certificateholders' Distributable Invested Amount shall be treated as "guaranteed payments" under Section 707(c) of the Code. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

            (1) among the Certificateholders as of the close of business on the last day of such month, in proportion to their ownership of the Certificate Invested Amount of the Certificates on such date, an amount of net income up to the sum of: (i) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the initial Certificate Invested Amount of the Certificates over their initial aggregate issue price, and (ii) any other amounts of income distributable to the Certificateholders for such month; and such sum of amounts specified in clauses (i) and (ii) of this sentence shall be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over the initial Certificate Invested Amount of the Certificates; and

            (2) to CEF Holding, to the extent of any remaining net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (1), subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to CEF Holding to the extent CEF Holding (or such holders) is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the remaining Certificateholders as of the close of business on the last day of such month in proportion to their ownership of Certificate Invested Amount of Certificates on such day. CEF Holding is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to CEF Holding or to the Certificateholders, or as otherwise required by the Code. Notwithstanding anything provided in this Section 2.11, if the Certificates are held solely by CEF Holding, the application of this Section 2.11 shall be disregarded.

                                  ARTICLE III
                     CERTIFICATES AND TRANSFER OF INTERESTS


      SECTION 3.1. Initial Ownership. Upon the formation of the Trust by the contribution by CEF Holding pursuant to Section 2.5, and until the issuance of the Certificates, CEF Holding shall be the sole beneficiary of the Trust.

      SECTION 3.2. The Certificates. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authenticated pursuant to Section 3.3, validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

      SECTION 3.3. Authentication of Certificates. Concurrently with the sale of the Receivables to the Trust pursuant to the Purchase and Sale Agreement, the Trustee shall cause the Certificates in an aggregate Certificate Invested Amount equal to the initial Certificate Invested Amount of the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of CEF Holding, signed by its principal executive officer or any vice president, without further corporate or other action by CEF Holding, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Trustee by the manual signature of one of its authorized signatories; such certificate of authentication shall constitute conclusive evidence, and the only evidence, that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. No further Certificates shall be issued except pursuant to Section 3.4 or 3.5 hereunder.

      SECTION 3.4. Registration of Transfer and Exchange of Certificates. The Trust shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Certificates and of transfers and exchanges of Certificates. The Paying Agent shall be the "Certificate Registrar" for the purpose of registering Certificates and the transfers of Certificates as herein provided. Upon any resignation of any Certificate Registrar, CEF Holding shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Certificate Registrar.

      Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, if the requirements of
Section 8-401(a) of the UCC are met, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Invested Amount.

      At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations, of a like aggregate Certificate Invested Amount, upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8. Whenever any Certificates are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.

      All Certificates issued upon any registration of transfer or exchange of Certificates shall be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

      Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. No transfer of a Certificate shall be registered unless the transferee shall have provided an opinion of counsel that no registration is required under the Securities Act of 1933, as amended, or applicable state laws. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice.

      No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

      The Certificates and any beneficial interest in such Certificates may not be acquired by: (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each a "Benefit Plan"). By accepting and holding a Certificate or an interest therein, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan. The Trustee shall have no obligation to determine whether or not a Holder of a Certificate is or is not a Benefit Plan.

      SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificates. If: (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate (provided, that the Trustee shall not be required to verify the evidence provided to it), and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of like tenor and denomination.

      In connection with the issuance of any replacement Certificate under this Section, the Trustee and the Certificate Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

      Any replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the mutilated, lost, stolen or destroyed Certificate shall be found at any time, and shall be entitled to all the benefits of this Agreement.

      SECTION 3.6. Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer of any Certificate, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

      SECTION 3.7. Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer and CEF Holding, within 15 days after receipt by the Trustee of a request therefor from the Servicer or CEF Holding in writing, a list, in such form as the Servicer or CEF Holding may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holder(s) of Certificates evidencing not less than 25% of the Outstanding Certificate Invested Amount apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of CEF Holding, the Certificate Registrar or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

      SECTION 3.8. Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, City of New York an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Related Documents may be served. The Trustee initially designated [Trustee Name], [address], Attention: [Corporate Trust Administration - Asset Backed Finance Unit], as its principal corporate trust office for such purposes. The Trustee shall give prompt written notice to CEF Holding and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

      SECTION 3.9. Appointment of Paying Agent. The Trustee is hereby appointed as the initial Paying Agent. All amounts to be distributed to the Certificateholders shall be distributed on behalf of the Trust by the Paying Agent from the Certificate Distribution Account pursuant to Section 5.2 and the Paying Agent shall report the amounts of such distributions to the Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if CEF Holding determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee. In the event that the Trustee shall not be the Paying Agent, CEF Holding shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). CEF Holding shall cause such successor Paying Agent or any additional Paying Agent appointed by CEF Holding to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return any unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return any funds in its possession to the Trustee. The provisions of Sections 7.1, 7.3,
7.4 and 8.1 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                   ARTICLE IV
                               ACTIONS BY TRUSTEE

      SECTION 4.1. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Trustee shall not take action unless, at least 30 days before the taking of such action, the Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or shall not have provided alternative direction:

            (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Receivables);

            (b) the election by the Trust to file an amendment to the Certificate of Trust;

            (c) the amendment of the Indenture in circumstances where the consent of any Noteholder is required;

            (d) the amendment of the Indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

            (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect the interests of the Certificateholders; or

            (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

      SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. The Trustee shall not have the power, except upon the direction of the Certificateholders, to: (a) remove the Administrator under the Administration Agreement, (b) appoint a successor Administrator, or (c) except as expressly provided in the Related Documents, sell the Receivables after the termination of the Indenture. The Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

      SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

      SECTION 4.4. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Agreement or any of the Related Documents or would be contrary to Section 2.3, nor shall the Trustee be obligated to follow any such direction, if given.

      SECTION 4.5. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than a majority of the Certificate Invested Amount. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Certificate Invested Amount at the time of the delivery of such notice.

                                    ARTICLE V
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

      SECTION 5.1. Establishment of Trust Account. The Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

      The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Trustee (or

CEF Holding on behalf of the Trustee, if the Certificate Distribution Account is not then held by the Trustee or an affiliate thereof) shall, within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition shall be satisfied), establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

      SECTION 5.2. Applications of Trust Funds. In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Trustee may, in its sole discretion, withhold such amounts in accordance with this paragraph. In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.

      SECTION 5.3. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Holder's Certificates aggregate not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

      SECTION 5.4. No Segregation of Moneys; No Interest. Subject to Sections
5.1 and 5.2, moneys received by the Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trustee shall not be liable for any interest thereon.

      SECTION 5.5. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. CEF Holding or, if any Certificates are held by any Person other than CEF Holding, the Trustee, shall: (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its Federal, State and local income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return on Internal Revenue Service Form 1065 or its successor), and make such elections as may from time to time be required or appropriate under any applicable State or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables and shall elect under Section 171 of the Code to amortize any bond premium with respect to the Receivables. The Trustee shall not make the election provided under Section 754 of the Code.

      SECTION 5.6. Signature on Returns; Tax Matters Partner.

          (a) CEF Holding, or if any Certificates are held by any Person other than CEF Holding, the Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by CEF Holding.

          (b) CEF Holding shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE VI
                         AUTHORITY AND DUTIES OF TRUSTEE


      SECTION 6.1. General Authority. The Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party, in each case in such form as CEF Holding shall approve as evidenced conclusively by the Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Notes in the aggregate Certificate Invested Amount specified in a letter of instruction from CEF Holding to the Trustee. In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents. The Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Related Documents.

      SECTION 6.2. General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to this Agreement and the Related Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Related Documents and in accordance with this Agreement. Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Related Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trustee hereunder or under any Related Document, and the Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

      SECTION 6.3. Action upon Instruction. (a) Subject to Article IV and in accordance with the Related Documents, the Certificateholders may by written instruction direct the Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

            (b) The Trustee shall not be required to take any action hereunder or under any Related Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

            (c) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by this Agreement or any Related Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

            (d) In the event that the Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be liable, on account of such action or inaction, to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

      SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by this Agreement or in any document or written instruction received by the Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Trustee. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Related Document. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from the negligence or willful misconduct of the Trustee.

      SECTION 6.5. No Action Except Under Specified Documents or Instructions. The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except: (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to Section 6.3.

      SECTION 6.6. Restrictions. The Trustee shall not take any action: (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Trustee, would result in the Trust becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Trustee to take action that would violate this Section.

                                   ARTICLE VII
                             CONCERNING THE TRUSTEE

      SECTION 7.1. Acceptance of Trusts and Duties. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Related Documents and this Agreement. The Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except: (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

            (a) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

            (b) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, the Servicer or any Certificateholder;

            (c) no provision of this Agreement or any Related Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (d) under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Related Documents, including the principal of and interest on the Notes;

            (e) the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by CEF Holding or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication on the Certificates, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Related Documents;

            (f) the Trustee shall not be liable for the default or misconduct of the Administrator, CEF Holding, the Indenture Trustee or the Servicer under any of the Related Documents or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Servicing Agreement; and

            (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of any of the Certificateholders unless such Certificateholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby. The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

      SECTION 7.2. Furnishing of Documents. The Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, and at the expense of the Certificateholders, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Related Documents.

      SECTION 7.3. Representations and Warranties. The Trustee hereby represents and warrants to CEF Holding, for the benefit of the Certificateholders, that:

            (a) it is a banking corporation duly organized and validly existing in good standing under the laws of [ ], with the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement,

            (b) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf,

            (c) the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Trustee, or to the best of its knowledge without independent investigation any indenture, agreement or other instrument to which the Trustee is a party or by which it is bound; or violate any Federal or state law governing the banking or trust powers of the Trustee; or, to the best of the Trustee's knowledge, violate any order, rule or regulation applicable to the Trustee of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties, and

            (d) this Agreement, assuming due authorization, execution and delivery by CEF Holding, constitutes a valid, legal and binding obligation of the Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

      SECTION 7.4. Reliance; Advice of Counsel. (a) Except to the extent otherwise provided in Section 7.1, the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper (whether in its original or facsimile form believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or other authorized officers of the relevant party as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

            (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Trustee: (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and which opinion or advice states that such action is not contrary to this Agreement or any Related Document.

      SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this
Article VII, in accepting the trusts hereby created [Trustee Name] acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Estate for payment or satisfaction thereof.

      SECTION 7.6. Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Trustee on the Certificates) shall be taken as the statements of CEF Holding, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document, of the Certificates (other than the signature and countersignature, if any, of the Trustee on the Certificates) or of the Notes, or of any Receivable or related documents. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any of the Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including: (a) the existence, condition and ownership of any Equipment, (b) the existence and enforceability of any insurance thereon, (c) the existence and contents of any Receivable on any computer or other record thereof, (d) the validity of the assignment of any Receivable to the Trust or of any intervening assignment, (e) the completeness of any Receivable, (f) the performance or enforcement of any Receivable, and (g) the compliance by CEF Holding or the Servicer with any warranty or representation made under any Related Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Trustee.

      SECTION 7.7. Trustee May Not Own Notes. The Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner or pledgee of Notes or otherwise extend credit to the Issuer. The Trustee may otherwise deal with CEF Holding, the Administrator, the Indenture Trustee and the Servicer with the same rights as it would have if it were not the Trustee.

                                  ARTICLE VIII
                             COMPENSATION OF TRUSTEE

      SECTION 8.1. Trustee's Fees and Expenses. The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between CEF Holding and the Trustee, and the Trustee shall be entitled to be reimbursed by CEF Holding for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

      SECTION 8.2. Indemnification. CEF Holding shall be liable as primary obligor for, and shall indemnify the Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may at any time be imposed on, incurred by or asserted against the Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Trustee hereunder, except only that CEF Holding shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from: (a) such Indemnified Party's willful misconduct or negligence or (b) with respect to the Trustee, the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Trustee. The indemnities contained in this Section shall survive the resignation or termination of the Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Trustee's choice of legal counsel shall be subject to the approval of CEF Holding, which approval shall not be unreasonably withheld.

      SECTION 8.3. Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Estate immediately after such payment. The Trustee shall also be entitled to interest on all advances at a rate equal to: (a) the rate publicly announced by [Trustee Name], as its prime rate from time to time plus (b) [____%].

                                   ARTICLE IX
                         TERMINATION OF TRUST AGREEMENT

      SECTION 9.1. Termination of Trust Agreement. (a) The Trust shall dissolve upon the final distribution by the Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the Indenture, the Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not: (x) operate to dissolve or terminate this Agreement or the Trust, (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

            (b) Except as provided in Section 9.1(a), neither CEF Holding nor any Certificateholder shall be entitled to dissolve, revoke or terminate the Trust.

            (c) Notice of any dissolution of the Trust following final distribution of the Trust Estate, specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of the same by the Trustee from the Servicer) by letter to Certificateholders stating: (i) the Payment Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to
      Section 5.2.

      In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and to receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to CEF Holding.

            (d) Upon the dissolution of the Trust and the payment of all liabilities of the Trust in accordance with applicable law, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 (or successor section) of the Trust Statute, at which time the Trust and this Agreement (other than Article
      VIII) shall terminate.

                                   ARTICLE X
                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

      SECTION 10.1. Eligibility Requirements for Trustee. The Trustee shall at all times: (a) be a corporation satisfying the provisions of Section 26(a)(1) of the Investment Company Act of 1940, as amended, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, and (d) have (or have a parent that has) a rating of at least "Baa3" by Moody's. If such corporation shall publish reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. At all times, at least one Trustee of the Trust shall satisfy the requirements of Section 3807(a) of the Trust Statute. In case at any time the Trustee shall cease to be eligible in accordance with this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

      SECTION 10.2. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator, on behalf of the Trust, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If at any time the Trustee shall cease to be eligible in accordance with
Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator, on behalf of the Trust, may remove the Trustee. If the Administrator, on behalf of the Trust, shall remove the Trustee under the authority of the preceding sentence, the Administrator, on behalf of the Trust, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and pay all fees owed to the outgoing Trustee.

      Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Trustee. The Administrator shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

      SECTION 10.3. Successor Trustee. Any successor Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as the Trustee. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

      No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.1.

      Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Administrator shall mail notice of such appointment to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Administrator.

      SECTION 10.4. Merger or Consolidation of Trustee. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; and provided further, that the Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

      SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Equipment may at the time be located, the Administrator, on behalf of the Trust, and the Trustee acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Person(s) approved by the Trustee to act as co-trustee(s), jointly with the Trustee, or separate trustee(s), of all or any part of the Trust Estate, and to vest in such Person(s), in such capacity and for the benefit of the Certificateholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator, on behalf of the Trust, and the Trustee may consider necessary or desirable. If the Administrator, on behalf of the Trust, shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

      Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, the Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

            (iii) the Administrator, on behalf of the Trust, and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator.

      Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      The Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

                                   ARTICLE XI
                                  MISCELLANEOUS

      SECTION 11.1. Supplements and Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by CEF Holding and the Trustee, with prior written notice to the Rating Agencies, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of

Counsel, adversely affect in any material respect the interests of any Certificateholder.

      This Agreement may also be amended from time to time by CEF Holding and the Trustee, with prior written notice to the Rating Agencies, with the written consent of the Holders of Certificates evidencing not less than a majority of the Outstanding Certificate Invested Amount, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Certificate Invested Amount required to consent to any such amendment, without the consent of the holders of all the outstanding Certificates.

      Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, 10 days prior thereto), the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

      It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Related Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

      Promptly after the execution of any amendment to the Certificate of Trust, the Trustee shall cause the filing of such amendment with the Secretary of State.

      Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

      SECTION 11.2. No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders in, to and under their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

      SECTION 11.3. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Trustee, CEF Holding and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, personally delivered or mailed by certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given upon receipt: (i) if to the Trustee or the Paying Agent, addressed to the Corporate Trust Office, and
(ii) if to CEF Holding, addressed to CEF Equipment Holding, L.L.C., 44 Old Ridgebury Road, Danbury, Connecticut 06810, Attention: [_____________]; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

            (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, CEF Holding and its successors, the Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Certificateholder shall bind the successors and assigns of such Certificateholder.

      SECTION 11.8. Covenants of CEF Holding. If: (a) the Certificate Invested Amount shall be reduced by Realized Losses and (b) any litigation with claims in excess of $1,000,000 to which CEF Holding is a party that shall be reasonably likely to result in a material judgment against CEF Holding that CEF Holding will not be able to satisfy shall be commenced by a Certificateholder during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against CEF Holding, such judgment has been satisfied), CEF Holding shall not pay any dividend to [Owner Name], or make any distribution on or in respect of its capital stock to [Owner Name], or repay the Certificate Invested Amount of any indebtedness of CEF Holding held by [Owner Name], unless: (i) after giving effect to such payment, distribution or repayment, CEF Holding's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such payment, distribution or repayment. CEF Holding will not at any time institute against the Trust any bankruptcy proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to any of the Related Documents.

      SECTION 11.9. No Petition. The Trustee on behalf of the Trust, by entering into this Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against CEF Holding or the Trust, or join in any institution against CEF Holding or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Related Documents.

      SECTION 11.10. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of CEF Holding, the Servicer, the Administrator, the Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Related Documents.

      SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      SECTION 11.12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      SECTION 11.13. Administrator. CEF Holding and Trustee acknowledge that the Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to this Agreement and the Related Documents. Upon written request, the Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                       [TRUSTEE NAME],
                                             as Trustee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       CEF EQUIPMENT HOLDING, L.L.C.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       S-1                       Trust Agreement

                                                                       EXHIBIT A
                                                              to Trust Agreement

                               FORM OF CERTIFICATE

REGISTERED                                              PERCENTAGE INTEREST 100%
NUMBER R-
         -----

      THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

                                 [ISSUER TRUST]
                            ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of contracts secured by equipment loan and finance lease receivables sold to the Trust by CEF Equipment Holding, L.L.C.

(This Certificate does not represent an interest in or obligation of CEF Equipment Holding, L.L.C., General Electric Capital Services, Inc., General Electric Capital Corporation or General Electric Company, or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT CEF EQUIPMENT HOLDING, L.L.C. is the registered owner of a ONE HUNDRED PERCENT nonassessable, fully-paid, undivided interest in the [Issuer Trust] (the "Trust") formed by CEF Equipment Holding, L.L.C., a Delaware limited liability company (the "CEF Holding").

      The Trust was created pursuant to a Trust Agreement dated as of [____________], 200[__] (the "Trust Agreement") between CEF Holding and [Trustee Name], as trustee (the "Trustee"). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement. This Certificate is one of the duly authorized Certificates designated as "Asset Backed Certificates" (herein called the "Certificates") issued under and subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which holder is bound.

      It is the intent of CEF Holding, and the Certificateholders that, for purposes of Federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, until the Certificates are held by other than CEF Holding, the Trust be disregarded as an entity separate from its owner. At such time that the Certificates are held by more than one person, it is the intent of CEF Holding, and the Certificateholders that, for purposes of Federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, the Trust be treated as a partnership, the assets of which are the assets held by the Trust, and the Certificateholders will be treated as partners in that partnership. CEF Holding and the other Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates as such for tax purposes.

      Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against CEF Holding or the Trust, or join in any institution against CEF Holding or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to any of the Related Documents.

      The Certificates do not represent an obligation of, or an interest in, CEF Holding, the Servicer, General Electric Capital Services, Inc., General Electric Capital Corporation or General Electric Company, the Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Related Documents.

      The Certificates may not be acquired by or for the account of: (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (a "Benefit Plan"). By accepting and holding this Certificate, each of the Holder shall be deemed to have represented and warranted that it is not a Benefit Plan.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Servicing Agreement or be valid for any purpose.

      This Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.

                                      [Issuer Trust]

                                      By:  [TRUSTEE NAME],
                                            not in its individual capacity, but
                                            solely as Trustee

                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

[TRUSTEE NAME],
as Trustee


By:
   ----------------------------------
           Authorized Officer




Date:  [____________], 200[__]

                                   ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                                                                      *
                                        ------------------------------------
                                                         Signature Guaranteed:


                                                                            *
                                        ------------------------------------

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B
                                                              to Trust Agreement

                              CERTIFICATE OF TRUST
                                       OF
                                 [ISSUER TRUST]

            THIS CERTIFICATE OF TRUST of [ISSUER TRUST] (the "Trust"), is being duly executed and filed by [Trustee Name], a [______________________], as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. Section 3801, et seq.).

            (i) Name. The name of the business trust being formed hereby is [ISSUER TRUST].

            (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are [Trustee Name], [Address].

            (iii) Effective Date. This Certificate of Trust shall be effective as of its filing.

            IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                              [TRUSTEE NAME]
                              not in its individual capacity, but solely as trustee under a Trust Agreement dated as of [____________], 200[__]



                              By:
                                 ------------------------------------------
                                 Name:
                                       ------------------------------------
                                 Title:
                                        -----------------------------------


                                      B-2